UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2020

CECO Environmental Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-7099	13-2566064
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14651 North Dallas Parkway Dallas, Texas	75254
(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s Telephone Number, Including Area Code): (214) 357-6181

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CECE	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 6, 2020, CECO Environmental Corp. (the “Company”) announced that, effective July 5, 2020, Mr. Dennis Sadlowski ceased serving as Chief Executive Officer and a member of the Board of Directors of the Company (the “Board”), and, effective July 6, 2020, Mr. Todd Gleason commenced serving as Chief Executive Officer and a member of the Board.

Mr. Gleason, age 49, most recently served, from April 2015 to July 2020, as President and Chief Executive Officer of Scientific Analytics Inc., a predictive analytic technologies and services company. Prior to that position, Mr. Gleason served from June 2007 to March 2015 in a number of senior officer and executive positions for Pentair plc, a water treatment company. During his tenure with Pentair, Mr. Gleason served as Senior Vice President and Corporate Officer from January 2013 to March 2015, President, Integration and Standardization from January 2010 to January 2013, and Vice President, Global Growth and Investor Relations from June 2007 to January 2010. Before joining Pentair, Mr. Gleason served as Vice President, Strategy and Investor Relations for American Standard Companies Inc. (later renamed to Trane Inc. prior to its acquisition by Ingersoll-Rand Company Limited), a global, diversified manufacturing company, and in a number of different roles (including as Chief Financial Officer, Honeywell Process Solutions) at Honeywell International Inc., a diversified technology and manufacturing company. Mr. Gleason’s qualifications to sit on the Board include his financial and business background, as well as his extensive executive and leadership experience. As the Company’s new Chief Executive Officer, Mr. Gleason will provide the Board with insight on the day-to-day operations of the Company and the issues it faces.

On July 5, 2020, the Company entered into a separation and consulting agreement (“Separation Agreement”) with Mr. Sadlowski specifying that Mr. Sadlowski’s departure from the Company is a termination without “cause” for purposes of Mr. Sadlowski’s employment agreement with the Company. Under the Separation Agreement, Mr. Sadlowski is entitled to the benefits previously negotiated under his employment agreement with the Company for a termination without cause, except that Mr. Sadlowski will be entitled to (1) up to 18 months (rather than up to 12 months) of health and welfare premium reimbursements, (2) a pro-rata 2020 annual incentive payout based on achievement of 50% of the target award (rather than actual performance), and (3) payments equal to 4 weeks of vacation pay. The Company has also agreed to provide for the reasonable transition of Mr. Sadlowski’s Company-provided executive life insurance plan to Mr. Sadlowski, and to allow Mr. Sadlowski to retain his Company-provided laptop computer and mobile phone. Pursuant to the Separation Agreement, in order to facilitate an orderly transition of CEO duties, Mr. Sadlowski has agreed to provide consulting services to the Company through December 31, 2020 at the rate of $48,917 per month.

In connection with Mr. Gleason’s appointment as the Company’s Chief Executive Officer, the Company and Mr. Gleason entered into an employment agreement effective July 6, 2020 (the “Employment Agreement”). The Employment Period has an initial term of three years (the “Employment Period”), subject to annual extensions unless the Company timely terminates such extensions. Under the Employment Agreement, the Company expects to nominate Mr. Gleason annually for election to the Board. In general terms, the Employment Agreement also provides for the following:

•	Annual base salary rate not less than $450,000;

•

Sign-on cash bonus equal to $150,000, partly in lieu of relocation payments, with the sign-on bonus subject to repayment under certain circumstances if Mr. Gleason terminates employment without good reason prior to September 30, 2021;

•	2020 cash bonus equal to $150,000, and subsequent performance-based annual cash bonuses with a target opportunity equal to 100% of base salary and a maximum opportunity equal to 200% of base salary;

•	Annual participation in the Company’s long-term equity program at a target value of $1,000,000, provided that at least 60% of such equity awards will be performance-based;

•

Initial equity awards for approximately $600,000 in time-based restricted stock units that generally vest over four years, approximately $900,000 in nonqualified stock options (granted at market value) that generally vest over four years, and approximately $1,500,000 in premium-priced nonqualified stock options (exercise price equal to two times market value) that generally vest over four years. The standard stock option award will have an exercise price equal to the closing price of the Company’s common stock on July 2, 2020, and the premium-priced stock option award will have an exercise price equal to two times the closing price of the Company’s common stock on July 2, 2020 (July 2 is the last trading day immediately preceding the July 6, 2020 grant date);

•	Monthly $1,000 car allowance; and

•	Reimbursement through June 30, 2021 for up to $2,500 per month for apartment or comparable rental expenses in the Dallas, Texas area.

In terms of severance benefits, in general, the Employment Agreement provides for one times Mr. Gleason’s annual base salary rate, a pro-rated annual bonus for the year of termination based on actual performance, and reimbursement for up to one year of health and welfare premiums under COBRA if Mr. Gleason is terminated without cause or terminates his employment for good reason (other than in connection with a change in control of the Company). If Mr. Gleason is terminated without cause or terminates his employment for good reason within two years after a change in control of the Company, this cash severance amount would include Mr. Gleason’s target annual bonus for the year of termination (rather than a pro-rata bonus based on actual performance). These severance amounts are in addition to certain accrued compensation and benefits for terminations of his employment, and are subject to Mr. Gleason’s timely execution of a release of claims, all as described in the Employment Agreement.

Under the Employment Agreement, Mr. Gleason is subject to customary one-year post-employment non-competition obligations and indefinite employee non-solicitation and confidentiality obligations. The Employment Agreement also includes a mutual non-disparagement provision that applies for one year following termination of Mr. Gleason’s employment.

On July 2, 2020, the Board also approved a grant, effective July 6, 2020, of 50,000 time-based restricted stock units to Matthew Eckl, the Company’s Chief Financial Officer. This award generally vests in equal installments over four years, subject substantially to the terms of the Company’s form restricted stock unit award agreement previously approved for similar awards.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 6, 2020	CECO Environmental Corp.

	By:	/s/ Matthew Eckl Matthew Eckl Chief Financial Officer